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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------


Date of report (Date of earliest event reported)  October 10, 2000


                                   ALTEON INC.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                   0-19529                      13-3304550
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 (State or Other Juris-           (Commission                 (I.R.S. Employer
diction of Incorporation)         File Number)               Identification No.)


 170 Williams Drive, Ramsey, New Jersey                                 07446
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code (201) 934-5000


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          (Former Name or Former Address, If Changed Since Last Report)
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Item 5. Other Events

                  On October 10, 2000 Alteon Inc. issued the following press release:

        ALTEON PARTNERS WITH UNIVERSITY OF PITTSBURGH SPINOUT TO DEVELOP
                           NEW CARDIOVASCULAR THERAPY

         --Novel Tissue Perfusion Technology Pioneered at McGowan Center
                      for Artificial Organ Development --

Ramsey, New Jersey, October 10, 2000 - Alteon Inc. (AMEX: ALT) announced today that it has entered into an agreement with HemoMax, LLC, for the development of a novel tissue perfusion technology for enhanced blood circulation. The technology, also called HemoMax, was developed at the McGowan Center for Artificial Organ Development at the University of Pittsburgh, and has recently been licensed to HemoMax, LLC, so that formal preclinical development programs can be initiated.

The HemoMax technology is focused on the restoration or enhancement of impaired microcirculation and tissue oxygenation, an area where existing therapies have had only limited results. Impaired microcirculation and low tissue perfusion have been known to occur as a result of a variety of conditions, including hemorrhage, severe trauma, ischemic heart disease, diabetes, acute myocardial infarction, acute transient cerebral ischemic attack, sickle cell disease and atherosclerosis.

Under the agreement, HemoMax, LLC will fund the preclinical development of compounds arising from the technology, and Alteon will directly manage these development programs. HemoMax has granted Alteon an exclusive right of first refusal to acquire the HemoMax technology. In addition, Alteon will receive 15% ownership of HemoMax, LLC.

"We are pleased to be involved in the preclinical development of this exciting new technology, because it directly complements Alteon's cardiovascular activities with ALT-711," said Kenneth I. Moch, President and CEO of Alteon. "The data which has been generated thus far indicates that the HemoMax technology may have broad clinical potential in the treatment of cardiovascular diseases."

HemoMax, LLC has been funded by Three Rivers Medical Technologies, LLC, a seed fund recently formed by Pittsburgh area investors to invest in early stage life science technologies developed in Western Pennsylvania. The HemoMax technology was developed at the McGowan Center for Artificial Organ Development at the University
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of Pittsburgh.

About the McGowan Center

The University of Pittsburgh McGowan Center for Artificial Organ Development is one of the world's most advanced academic programs investigating the use of bioengineered organ devices for treating human illness and disease. HemoMax is one of the novel technologies created at the McGowan Center. There is a portfolio of engineered organ projects currently being researched at the McGowan Center.

"The McGowan Center is at the intersection of the campus and the company," said Dr. Griffith, McGowan Center Director, the Henry T. Bahnson Professor of Surgery and Chief of Cardiothoracic Surgery at the University of Pittsburgh School of Medicine. The Center officially began operation in 1992, bringing together a number of the University of Pittsburgh's pioneering artificial organ activities.

McGowan Center investigators work closely with the leading device developers to provide expertise in organ transplantation and bioengineering. As a result, more heart-assist devices and artificial organs have been transplanted in Pittsburgh than any other transplant center in the United States.

About Alteon

Alteon is a leader in the discovery and development of pharmaceuticals for the treatment of cardiovascular and renal diseases and other disorders of diabetes and aging, based on slowing or reversing a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-Products (A.G.E.s).

A.G.E.s ultimately form crosslinks with adjacent proteins, leading to a loss of flexibility and function in body tissues, organs and cells. This A.G.E. pathway represents one of several pathological processes believed to be responsible for aging, including regulation of telomere length, DNA turnover, and build-up of senescent products, among others. A.G.E.s have been shown to be causative factors in many of the complications of diabetes and age-related diseases, including cardiovascular disease, kidney disease, nerve damage and retinopathy. Alteon's unique approach is to inhibit or break A.G.E.s and their chemical crosslinks.

Alteon's lead A.G.E. crosslink breaker, ALT-711, is in Phase IIa clinical testing to evaluate its effect on cardiovascular compliance, with results from this trial anticipated near year-end. Additional indications being evaluated include non-obstructive uropathy, peritoneal dialysis and scleroderma. The company is seeking a corporate partner to help fund the continued development
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of its A.G.E.-formation inhibitor, Pimagedine, based on the results of a Phase
II/III trial in Type 1 diabetic patients with progressive kidney disease. Alteon is also pursuing the development of a novel series of glucose lowering agent
(GLA) compounds.

                                     # # #

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                     *******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Alteon Inc.


                                            By: /s/ Kenneth I. Moch
                                                -------------------------
                                                Kenneth I. Moch
                                                Chief Executive Officer


Dated: October 18, 2000